EXHIBIT 99.1

News Release

Contact:	Garland W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL CORP. ANNOUNCES

THIRD QUARTER 2005 RESULTS

Newport Beach, California – October 21, 2005 – United PanAm Financial Corp. (Nasdaq:UPFC) today announced results for its third quarter ended September 30, 2005.

For the quarter ended September 30, 2005, the Company reported income of $7.0 million from continuing operations, compared to income of $4.0 million for the same period a year ago, representing a 75% increase over 2004. The Company reported income of $0.37 per diluted share from continuing operations for the third quarter of 2005 compared to $0.23 per diluted share for the same period a year ago, representing a 61% increase over 2004.

Interest income on loans for the third quarter of 2005 rose 37% to $41.3 million from $30.1 million in the third quarter of 2004.

For the nine months ended September 30, 2005, the Company reported net income of $20.6 million from continuing operations, compared to net income from continuing operations of $14.5 million for the same period a year ago, representing a 42% increase over 2004. The Company reported income of $1.11 per diluted share from continuing operations for the nine months ended

September 30, 2005, compared to $0.80 per diluted share for the same period in 2004, representing a 39% increase.

Interest income on loans for the first nine months of 2005 increased 35% to $114.6 million from $85.0 million for the first nine months of 2004.

The Company purchased $357.7 million of automobile installment sale contracts during the first nine months of 2005, compared with $279.7 million for the same period in 2004, representing a 28% increase. Automobile installment sale contracts outstanding totaled $646.7 million at September 30, 2005, compared with $502.2 million at September 30, 2004, representing 29% increase. The growth in automobile installment sale contracts is the result of the expansion of our branch network and portfolio growth at the branch level. During the third quarter of 2005, the Company opened six new auto finance branches bringing our total to 103 branches in 31 states. The Company intends to continue its philosophy of controlled expansion of the auto finance branch network, with the expectation of opening up to four additional new branches before year-end, bringing the total number of new branches for the year to 20.

Delinquencies over 30 days amounted to 0.81% of outstanding automobile installment sale contracts at September 30, 2005, compared with 0.68% at September 30, 2004. Delinquencies and total repossessions over 30 days amounted to 1.26% of outstanding automobile installment sale contracts at September 30, 2005, compared with 1.18% at September 30, 2004.

The annualized quarterly net charge-off rate was 4.58% for the third quarter of 2005, compared with 5.20% for the comparable 2004 period.

“The third quarter of 2005 showed a continuing controlled growth of 29% in automobile installment sale contracts while credit quality continued to be strong as indicated by the 62 basis points drop in the Company’s net charge-off rate from the comparable period in 2004.” said Guillermo Bron, Chairman of the Board of Directors.

UPFC is a specialty finance company engaged in non-prime automobile finance, which includes the purchase, warehousing, securitization and servicing of automobile installment sales contracts originated by independent and franchised dealers of used automobiles. UPFC conducts its automobile finance business through its wholly-owned subsidiary, United Auto Credit Corporation, with 103 branch offices in 31 states.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as our recent shift of the funding source of our business; our dependence on securitizations; our need for substantial liquidity to run our business; loans we made to credit-impaired borrowers; reliance on operational systems and controls and key employees; competitive pressures which we face; rapid growth of our business; fluctuations in market rates of interest; general economic conditions; the effects of accounting changes; and other risks, certain of which are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

# # #

Editors Note: Three pages of selected financial data follows.

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands)	September 30, 2005	December 31, 2004
	(Unaudited)	(Audited)
Assets
Cash	$11,074	$4,237
Short term investments	22,495	—

Cash and cash equivalents	33,569	4,237
Restricted cash	51,372	36,729
Securities available for sale, at fair value	488,412	788,090
Loans	614,907	499,343
Allowance for loan losses	(27,648)	(25,593)

Loans, net	587,259	473,750
Premises and equipment, net	3,579	3,519
Accrued interest receivable	7,403	6,901
Other assets	24,360	29,601
Assets of discontinued operations	—	72,080

Total assets	$1,195,954	$1,414,907

Liabilities and Shareholders’ Equity
Warehouse line of credit	$189,380	$101,776
Securities notes payable	357,890	352,564
Repurchase agreements	449,065	745,295
Accrued expenses and other liabilities	8,891	8,793
Obligation to purchase a security	30,048	—
Junior subordinated debentures/trust preferred security	10,310	10,310
Liabilities of discontinued operations—deposits held for sale	—	71,916

Total liabilities	1,045,584	1,290,654

Common stock (no par value):
Authorized, 30,000,000 shares
Issued and outstanding, 17,111,950 at September 30, 2005 and 16,525,832 at December 31, 2004	76,738	70,332
Retained earnings	73,810	53,517
Unrealized (loss) gain on securities available for sale, net	(178)	404

Total shareholders’ equity	150,370	124,253

Total liabilities and shareholders’ equity	$1,195,954	$1,414,907

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Interest Income
Loans	$41,310	$30,100	$114,590	$85,012
Short term investments and securities for sale	4,239	6,358	12,520	15,042

Total interest income	45,549	36,458	127,110	100,054

Interest Expense
Securitized notes payable	4,285	342	11,519	342
Warehouse line of credit	1,876	5	4,266	5
Repurchase agreements	3,730	3,644	10,597	9,294
Deposits	—	2,895	—	9,304
Junior subordinated debentures/trust preferred security	170	123	469	352

Total interest expense	10,061	7,009	26,851	19,297

Net interest income	35,488	29,449	100,259	80,757
Provision for loan losses	8,567	7,266	21,125	17,471

Net interest income after provision for loan losses	26,921	22,183	79,134	63,286

Non-interest Income
Service charges and fees	—	96	—	339
Loan related charges and fees	117	78	342	693
Gain on sale of securities	502	160	2,534	241
Other income	89	69	278	690

Total non-interest income	708	403	3,154	1,963

Non-interest Expense
Compensation and benefits	10,077	8,547	29,366	24,016
Occupancy	1,031	1,368	2,916	3,897
Market loss – derivative instruments	—	2,071	—	2,368
Other	5,088	3,705	15,510	10,582

Total non-interest expense	16,196	15,691	47,792	40,863

Income from continuing operations before income taxes	11,433	6,895	34,496	24,386
Income taxes	4,468	2,847	13,868	9,905

Income from continuing operations	6,965	4,048	20,628	14,481
(Loss) income from discontinued operations net of tax	—	3,260	(333)	4,088

Net income	$6,965	$7,308	$20,295	$18,569

Earnings per share-basic:
Continuing operations	$0.41	$0.25	$1.23	$0.90
Discontinued operations	0.00	0.20	(0.02)	0.25

Net income	$0.41	$0.45	$1.21	$1.15

Weighted average shares outstanding	17,030	16,168	16,790	16,146

Earnings per share-diluted:
Continuing operations	$0.37	$0.23	$1.11	$0.80
Discontinued operations	0.00	0.18	(0.02)	0.23

Net income	$0.37	$0.41	$1.09	$1.03

Weighted average shares outstanding	18,835	18,022	18,631	18,012

United PanAm Financial Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(Dollars and shares in thousands)	At or For the Three Months Ended		At or For the Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Automobile Finance Data
Gross contracts purchased	$114,560	$91,177	$357,679	$279,677
Contracts outstanding	646,718	502,150	646,718	502,150
Unearned discount	(31,811)	(22,880)	(31,811)	(22,880)
Allowance for loan losses	(27,648)	(24,973)	(27,648)	(24,973)

Allowance for loan losses to gross loans net of unearned discount	4.50%	5.21%	4.50%	5.21%
Unearned discount to gross loans	4.92%	4.56%	4.92%	4.56%

Annualized net charge-offs to average contracts(1)	4.58%	5.20%	4.26%	5.05%
Delinquencies (% of net contracts)
31-60 days	0.52%	0.44%	0.52%	0.44%
61-90 days	0.19%	0.14%	0.19%	0.14%
90+ days	0.10%	0.10%	0.10%	0.10%

Total	0.81%	0.68%	0.81%	0.68%

Other Data
Return on average assets from continuing operations(1)	2.46%	1.04%	2.44%	1.22%
Return on average shareholders’ equity from continuing operations(1)	19.10%	14.22%	20.07%	17.66%
Consolidated capital to assets ratio	12.57%	7.34%	12.57%	7.34%
Weighted average shares outstanding	17,030	16,168	16,790	16,146
Additional shares included for fully diluted calculations	1,805	1,854	1,841	1,866

Number of shares used in fully diluted calculations	18,835	18,022	18,631	18,012

(1)	Quarterly and nine month information is annualized for comparability with full year information.